SANDATA, INC.
                              26 Harbor Park Drive
                         Port Washington, New York 11050

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                               SUPPLEMENT NUMBER 1
                               TO PROXY STATEMENT

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         At the Annual Meeting of Stockholders of Sandata,  Inc. (the "Company")
scheduled to be held on October 22, 1998, management of the Company intends to propose the adoption of the 1998 Stock Option Plan (the "Plan"). 1,000,000 shares are reserved for issuance under the Plan (subject to adjustment in the event of a stock split, stock dividend, recapitalization or a similar capital change) plus an indeterminate number of shares upon the exercise of "reload options".





                                               Bert E. Brodsky
                                               Chairman of the Board



Port Washington, New York
October 1, 1998